                                                                   Exhibit 10.13



                                 SEMICONDUCTOR
                              DEVELOPMENT AGREEMENT


                                    between



                        MULTILINK TECHNOLOGY CORPORATION


                                      and


                  INTERNATIONAL BUSINESS MACHINES CORPORATION



IBM/MTC CONFIDENTIAL

                      SEMICONDUCTOR DEVELOPMENT AGREEMENT


     This Semiconductor Development Agreement ("Agreement") is entered into as of May 18, 2000 (the "Effective Date") by and between International Business Machines Corporation, a corporation incorporated under the laws of the State of New York, having an office for the transaction of business at 1580 Route 52, Hopewell Junction, NY ("IBM"), and Multilink Technology Corporation, a corporation incorporated under the laws of California and having an office for the transaction of business at 2850 Ocean Park Boulevard, Suite 335, Santa Monica, CA 90405 ("MTC"). ("IBM" and "MTC" are hereinafter jointly referred to as the "Parties" or individually as a "Party").

     Preamble: This Agreement is shall provide MTC with early Access (as defined below) to one or more of IBM's unqualified and unfinished SiGe and CMOS fabrication processes solely for early development of prototypes and does not cover manufacture and sale of completed products.

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.   DEFINITIONS
     -----------

1.1  "Access" means the activities specified in Task 1 and Task 3B of Section
2.2 hereof.

1.2 "Affiliate" of a Party means a Person: (a) at least fifty percent (50%) of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) or (b) if the Person does not have outstanding shares or securities, other ownership interest (representing the right to make the decisions for such Person) are, now or hereafter, owned or controlled, directly or indirectly, by such Party hereto, but such corporation, company or other entity shall be deemed to be an Affiliate only so long as such percentage of ownership or interest remains at least fifty percent (50%).

1.3 "Change of Control" means a change in ownership or control of a Person effected through any of the following transactions:

     (i) a merger, consolidation or reorganization approved by the Person's equity holder unless securities representing more than sixty percent (60%) of the total combined voting power of the voting securities of the successor entity are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons beneficially owned such Person's outstanding voting securities immediately prior to such transaction,

IBM/MTC CONFIDENTIAL

     (ii) any transfer or other disposition of all or substantially all of the Person's assets, or

     (iii) the acquisition, directly or indirectly by any person or related group of persons (other than the Person that is the subject of a Change of Control or an Affiliate of such Person) or any Person currently owning, beneficially or of record, equity securities of such Person), of beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of securities possessing more than forty percent (40%) of the total combined voting power of the Person's outstanding securities.

1.4 "Confidential Information" means IBM Confidential Information, MTC Confidential Information, or both if the context so indicates.

1.5 "Design Review" shall mean a meeting between IBM and MTC, either at an IBM facility or a MTC facility, or via telecon, lasting for up to two (2) days, to be attended by up to four (4) IBM Employees, who will review MTC's Prototype designs with MTC Employees to help MTC conform its Prototype designs to the applicable IBM Fabrication Process.

1.6 "Disclosing Party" means either Party hereunder that discloses its Confidential Information to the other Party.

1.7 "Fabrication Process" for a particular RIT hereunder shall mean IBM's unqualified (as of the Effective Date) [*] IC fabrication process, or IBM's unqualified (as of the Effective Date) BiCMOS7HP SiGe IC fabrication process, or the next follow-on to IBM's BiCMOS7HP SiGe IC fabrication process, or IBM's unqualified (as of the Effective Date) [*] IC and [*] IC fabrication process, if and when they become available during the term of this Agreement.

1.8 "IBM Confidential Information" means any and all information and items disclosed or delivered by IBM to MTC hereunder, that is identified by IBM as confidential, whether written, oral or both, in whatever form disclosed or delivered, whether tangible or intangible (including software). With respect to the IBM Confidential Information referenced in the preceding sentence, IBM agrees (i) to coordinate and control the disclosure thereof with MTC's Technical Coordinator, (ii) if such IBM Confidential Information is disclosed in tangible form, IBM will stamp or otherwise clearly mark such information as IBM Confidential Information, and (iii) if such Confidential Information is disclosed orally, IBM agrees to identity the Confidential Information as confidential at the time of disclosure, and provide to MTC written confirmation thereof within thirty (30) days after such disclosure. Notwithstanding the foregoing, the term "IBM Confidential Information" shall also include the following information and items disclosed hereunder, whether or not identified by IBM as confidential, whether written, oral or both, in whatever form disclosed or delivered, whether tangible or intangible (including software): all product or circuit designs (including schematics, GDS II data, net lists, VHDL code, RTL code, block diagrams and simulation techniques), deliverables, manufacturing processes and techniques, and product plans.

IBM/MTC CONFIDENTIAL

   Confidential materials omitted and filed separately with the Securities and
               Exchange Commission. Asterisks denote omissions.

1.9 "IBM Deliverable Items" shall mean those items prepared by IBM as a part of the scope of work performed pursuant to a Task, and which items are defined with respect thereto.

1.10 "Integrated Circuit" or "IC" means an integral unit including a plurality of active and passive circuit elements formed at least in part of semiconductor material arranged on or in a single chip.

1.11 "Invention" means any idea, design, concept, technique, invention, discovery or improvement, whether or not patentable, made solely or jointly by one or more Representatives of either IBM or MTC, provided that either the conception or reduction to practice occurs in the performance of work hereunder and during the term of this Agreement.

1.12 "Joint invention" means any idea, design, concept, technique, invention, discovery or improvement, whether or not patentable, made jointly by one or more Employees of IBM with one or more Representatives of MTC, provided that either the conception or reduction to practice occurs in the performance of work hereunder.

1.13 "Person" shall mean any individual, corporation, partnership, joint venture, trust, limited liability company, business association, governmental entity or other entity.

1.14 "Product" shall mean the completed ("production-ready") version of any IC manufactured in a qualified IBM fabrication process having three (3) levels of metal, wire bond pads, and non-military, non-medical and non-nuclear uses, designed by MTC as part of the scope of the work performed pursuant to Task 3. "Product" may also include the additional and/or different features listed in Attachment B. "Product" does not include Prototypes.

1.15 "Prototype" shall mean a preliminary version of a Product under development by MTC, fabricated by IBM using the Fabrication Process, which may or may not be functional.

1.16 "Mask" shall mean a glass reticle containing a series of related images having or representing the predetermined pattern of metallic, insulating or semiconductor material present in or removed from a Prototype, and in which series the relation of the images to one another is that each image has the pattern of the surface of one form of the Prototype.

1.17 "Mask Set" shall mean a complete set of Masks necessary to manufacture a Prototype in the Fabrication Process.

1.18 "MTC Confidential Information" means any and all information and items disclosed or delivered by MTC to IBM hereunder, that is identified by MTC as confidential, whether written, oral or both, in whatever form disclosed or delivered, whether tangible or intangible (including software). With respect to the MTC Confidential Information referenced in the preceding sentence, MTC agrees (i) to coordinate and control the disclosure thereof with IBM's Technical Coordinator, (ii), such MTC Confidential Information is disclosed in tangible form, MTC will stamp or otherwise clearly mark such information as MTC Confidential Information, and (iii) if such Confidential

IBM/MTC CONFIDENTIAL

Information is disclosed orally, MTC agrees to identity the Confidential Information as confidential at the time of disclosure, and provide to IBM written confirmation thereof within thirty (30) days after such disclosure. Notwithstanding the foregoing, the term "MTC Confidential Information" shall also include the following information and items disclosed hereunder, whether or not identified by MTC as confidential, whether written, oral or both, in whatever form disclosed or delivered, whether tangible or intangible (including software): all product or circuit designs (including schematics, GDS II data, net lists, VHDL code, RTL code, block diagrams and simulation techniques), deliverables, manufacturing processes and techniques and product plans, cost data relating to a Joint Project.

1.19 "MTC Deliverable items" shall mean those items prepared by MTC as part of the scope of work performed pursuant to a Task, and which items are defined with respect thereto.

1.20 "Multi-Project Wafer (MPW) Run" shall refer to a RIT which allows for design verification, circuit evaluation and testing by multiple customer designs on the same Wafer in IBM's Fabrication Process. Each Wafer from a MPW Run consists of multiple Sandbox sites and MTC shall be provided one (1) such Sandbox site. All Prototypes on each Wafer from a MPW Run shall include up to five (5) levels of metal and wire bond pads. However, the number of levels of metal associated with each MPW Run will be defined solely and exclusively by IBM prior to that run.

1.21 "Person" shall mean any individual, corporation, partnership, joint venture, trust, limited liability company, business association, governmental entity or other entity.

1.22 "Receiving Party" means either Party hereunder that receives the other Party's Confidential Information.

1.23 "Representative" means, with respect to a Party, that Party's agents, representatives and employees (including attorneys, accountants, consultants, contract employees and advisors).

1.24 "Sandbox" shall refer to a circuit evaluation site on an Wafer from a MPW Run that can accept single or multiple experimental customer designs with very minimal release support from IBM.

1.25 "RIT" shall mean a procedure in which: (1) MTC provides IBM error-free GDS2 formatted data representing a Prototype design; (2) IBM fabricates, or has fabricated, a Mask Set corresponding to the error-free GDS2 formatted data; (3) IBM schedules a corresponding set of [*] Wafer Starts; and (4) IBM processes Wafers as described in Task 3 of Section 2.2.

1.26 "Task" shall mean a development activity defined in Section 2.2.

1.27 "Wafer" shall mean an eight inch (8") wafer as required for the Fabrication Process.

1.28 "Wafer Start" shall mean the release of one (1) Wafer to the Fabrication Process for processing.

IBM/MTC CONFIDENTIAL

  Confidential materials omitted and filed separately with the Securities and
               Exchange Commission. Asterisks denote omissions.

1.29 "$" shall mean United States dollars.

2.   STATEMENT OF WORK
     -----------------

2.1  Objectives
     ----------

     This Agreement relates only to development activities for Prototypes to be manufactured in the Fabrication Process.

2.2  Development Activities (Tasks)
     ------------------------------

     The development program to be conducted by IBM and MTC under this Agreement will be conducted by executing the following Tasks. In the case of MTC, all work performed in connection with these Tasks shall be performed solely and exclusively by Representatives of MTC. In the case of IBM, all work performed in connection with these Tasks shall be performed solely and exclusively by Representative of IBM. The description of Tasks below includes work items and prime responsibility therefor. Although prime responsibility is assigned to one Party, the other Party will participate and use commercially reasonable efforts to cooperate fully in any particular work item as required by the relevant Task.

Task 1: IBM shall provide MTC with models and design kits created by IBM for use in conjunction with the Fabrication Process, but only for the purposes of evaluating the technology, assessing future product development by MTC and developing and designing Prototypes to be manufactured solely by IBM if MTC elects to have such Prototypes manufactured. Such models and design kits are hereby licensed to MTC under the terms of the IBM Design Kit License attached hereto as Exhibit A. IBM may modify or alter the models and design kits and/or the Fabrication Process. IBM will promptly notify MTC of any such modifications or alterations to the design kits. Modifications or alterations to IBM's Fabrication Process may cause the corresponding Prototype designs to be unuseable for the manufacture of Products.

Task 2A: MTC shall use the models and design kits provided by IBM solely to evaluate the technology, assess future product development by MTC and develop Prototype designs adapted to the Fabrication Process and Prototypes to be manufactured solely by IBM if MTC elects to have such Prototypes manufactured. MTC shall use commercially reasonable efforts to develop designs which take advantage of the unique attributes of the Fabrication Process in order to maximize performance and manufacturing yield and to minimize manufacturing cost.

Task 2B:  IBM shall provide MTC with up to a cumulative total of   [*]   RITs,
          [*]  per contract year, subject to the payment provisions in sections
          3.2 and attachment B. In addition, MTC, at its sole option, can substitute a RIT for a MPW Run, subject to availability from IBM. As part of the Prototype design(s) developed, MTC shall perform all

IBM/MTC CONFIDENTIAL

  Confidential materials omitted and filed separately with the Securities and
               Exchange Commission. Asterisks denote omissions.

         needed circuit design and modeling functions to produce GDS2 formatted data containing such circuits to be fabricated in the Fabrication Process. Fabrication of Prototypes having the additional and/or different features listed in Attachment B shall be subject to the additional payments listed therein. The Parties shall hold a Design Review in connection with each RIT. These Design Reviews will address electrical and physical design issues and release procedures.

         In connection with each RIT, IBM will accept from MTC's Technical Coordinator (as identified in Section 6.2) a GDS2 formatted data set produced by MTC during the term of this Agreement. IBM will perform additional ground rule checking and may provide consultation to MTC as to where optimization for the Fabrication Process may be possible. Should changes to any such GDS2 formatted data be required to correct ground rule errors or to optimize the Fabrication Process (pattern density, for example), MTC will make these changes and resubmit the GDS2 formatted data set. Under no circumstances will IBM make any (intentional) changes to any GDS2 formatted data set submitted by MTC.

         Should MTC request IBM to fabricate a Mask Set corresponding to any of the GDS2 formatted data sets, IBM will forward all corresponding, required data and supporting documentation to an internal or third party, where a Mask Set, will be created. Should changes to any GDS2 formatted data set submitted by MTC be required to conform to Mask fabrication rules, MTC will make these changes and resubmit the GDS2 formatted data set. Under no circumstances will IBM make any (intentional) changes to any GDS2 formatted data set submitted by MTC.

         Upon completion of the fabrication of each Mask Set for Prototype design(s) by or on behalf of IBM, IBM will schedule [*] Wafer Starts. IBM will use commercially reasonable efforts to complete their manufacture. Upon request by MTC for each RIT (and not for any MPW
         Run), just prior to the passivation and metallization steps associated with each such set of [*] Wafer Starts, IBM will hold up to [*] Wafers and complete the processing of the rest. At the request of MTC, IBM will then (a) scrap the held Wafers; or (b) process the held Wafers in the same manner as those previously processed; or (c) MTC will submit new GDS2 formatted data set for the wiring layers, IBM will create or have created a corresponding Mask Set (subject to the payments discussed immediately hereafter), and IBM will then process the held Wafers using this Mask Set. In step (c), if MTC so requests, IBM will modify wiring masks (not transistor masks) in any Mask Set, subject to a payment for the modified masks plus a one-time engineering payment for the corresponding RIT as referenced in Attachment B.

          Upon Wafer run completion, IBM shall initially test certain test structures on processed Wafers and shall thereafter deliver Prototypes to MTC in Wafer form or diced if requested by MTC in addition to a copy of data from the test structures which IBM, in

IBM/MTC CONFIDENTIAL

  Confidential materials omitted and filed separately with the Securities and
               Exchange Commission. Asterisks denote omissions.

          its sole discretion, deems appropriate to disclose to MTC. MTC shall perform all Prototype test and characterization measurements specific to MTC's unique circuit designs.

Task 3: IBM and MTC shall each provide a Technical Coordinator to coordinate development activities under this Agreement. The responsibilities of these Technical Coordinators are listed in Section 6.1 and their identities are given in Section 6.2.

Task 4: MTC and IBM will meet to assess MTC's technology requirements relative to the Fabrication Process for the purpose of discussing future plans and providing inputs to the technology development plan. The further purpose of these meetings is to provide feedback on the technology and to exchange technical ideas for the development of the technology. Any MTC Confidential Information received under this Task 4 (i) may be used by IBM in the Fabrication Process; including future versions thereof, for any purpose, (ii) may be disclosed by IBM to licensees of the Fabrication Process, including future versions thereof and (iii) shall include the unrestricted, royalty-free right of IBM to grant licenses thereunder to licensees of the Fabrication Process, including future versions thereof.

2.3    Uncertainty of Results
       ----------------------

       Although IBM and MTC will use reasonable efforts in performing the development activities under this Agreement, each Party acknowledges that the results of the work to be performed hereunder are uncertain and cannot be guaranteed by either Party. The Parties also acknowledge that any key milestones and other checkpoint dates made in connection with such work are target dates only and failure to achieve any such target dates shall not constitute a breach of this Agreement.

2.4    Shipment and Use of Prototypes
       ------------------------------

2.4.1 IBM shall ship all items to be delivered to MTC under this Agreement FOB plant of manufacture.

2.4.2 MTC agrees to use all Wafers delivered by IBM to MTC under this Agreement for internal testing, evaluation and demonstration purposes only. MTC may deliver Prototypes derived from such Wafers to MTC's customers at MTC's discretion for testing, evaluation and demonstration purposes only, provided that: (i) MTC notifies such customers in writing that the Prototypes are preliminary versions of a Product and are intended for internal testing, evaluation and demonstration purposes only.

2.5    Progress Reviews
       ----------------


IBM/MTC CONFIDENTIAL

     Reviews of the activities in this Section 2 will be held quarterly and will be scheduled by the Technical Coordinators set forth in Section 6.2.

2.6 MTC agrees that no Prototypes delivered to IBM hereunder shall be work product jointly created by IBM and MTC.

3.   PAYMENT
     -------

3.1  Compensation
     ------------

     In consideration for IBM's development efforts and for Access to the Fabrication Process as described in Section 2, MTC agrees to perform its development efforts described in Section 2, and to make the payments set forth in Section 3.2 below.

     In addition, in consideration of IBM entering into this Agreement with MTC, concurrently upon the execution of this Agreement by the Parties, MTC shall issue to IBM a warrant in the form of Attachment C attached hereto and made a part hereof by this reference (the "Warrant"). The Warrant shall be exercisable upon the terms and subject to the conditions set forth therein, including, but not limited to, payment of the exercise price set forththerein for the shares of capital stock issuable thereunder; provided, that the Warrant shall not under any circumstances be subject to forfeit by IBM prior to its exercise or expiration accordance with its terms.


3.2  Schedule of Payments
     --------------------

     For each RIT or MPW Run MTC requests, MTC shall pay the fees listed in Attachment B.

3.3  Method of Payment
     -----------------

     For the payments listed in Section 3.2, MTC shall submit a corresponding purchase order to IBM, identifying the RIT and option requested. Any such purchase order shall be subject to IBM's acceptance, which shall not be unreasonably withheld. If IBM accepts any such purchase order, then IBM shall submit a corresponding invoice to MTC, which MTC shall pay within sixty (60) days of receipt. All payments shall be made by electronic funds transfer in United States dollars, to the following bank wire address. Payments shall be made free all banking charges.


                    IBM, Director of Licensing
                    The Bank of New York
                    1 Wall Street
                    New York, New York 10286
                    United States of America

IBM/MTC CONFIDENTIAL

                    Credit Account No. 890-0209-674
                    ABA No. 0210-0001-8

     The following information should be included in the wire detail:

          IBM/MULTILINK SEMICONDUCTOR DEVELOPMENT AGREEMENT
          Reason for Payment: MULT1LINK Development Services

3.4  Delinquencies
     -------------

     If MTC's account becomes in arrears IBM, in addition to its right to hold MTC in default under the terms of Section 11.1 of this Agreement, may notify MTC in writing of such arrears and MTC will cure the condition within thirty (30) days. If not cured within such period, IBM reserves the right to stop shipment to MTC until MTC's account is again current, or to terminate this Agreement pursuant to Section 11.1

3.5  Taxes
     -----

     Each Party shall bear and pay any and all taxes imposed on such Party by any jurisdiction in which such Party is operating.

4.   TERM
     ----

     This Agreement shall commence on the Effective Date and will continue for five (5) years thereafter, unless earlier terminated pursuant to Section 11.

5.   NOTICES
     -------

5.1 Any notice or other communication required or permitted to be made or given to either Party hereto pursuant to this Agreement shall be sent to such Party by facsimile (with written mailed confirmation), or by certified or registered mail, postage prepaid, addressed to the person named below and shall be deemed to have been made, given or provided on the date of facsimile transmission or mailing.


     IBM: Steve Woodham
          IBM Microelectronics Division
          1000 River Street
          Department W0MA 29
          Essex Junction, VT 05452
          Tel: (802) 769-7745
          Fax: (802) 769-9731
          E-mail: woodham@us.ibm.com
          With a copy to:

IBM/MTC CONFIDENTIAL

              IBM Corporation
              Drop 92B
              1580 Route 52
              Hopewell Junction, NY 10533
              Fax:  (914)-892-5358
              Attention:  Division Counsel, Microelectronics Division

     MTC:  MultiLink Technology Corporation
           300 Atrium Drive
           Somerset, NJ 08873
           Fax: (732) 805-9177
           Attention:  President


          With a copy to:

              Allen Matkins Leck Gamble & Mallory LLP
              1999 Avenue of the Stars, Suite 1800
              Los Angeles, CA 90067
              Fax: (310) 788-2410
              Attention: Mark J. Kelson


5.2 A Party hereto may change its address for the purposes of this Section 5 by giving ten (10) days prior written notice of such change of address to the other Party.

6.    TECHNICAL COORDINATORS
      ----------------------

6.1   Responsibilities
      ----------------

      Work done under this Agreement, including day-to-day activities, shall be under the general direction of the Technical Coordinators who shall be responsible for:

6.1.1 in the case of MTC's Technical Coordinator, providing monthly forecasts of RITs to be requested of IBM;

6.1.2 overseeing work pursuant to the statement of work as set forth in Section 2, including objectives, technical specifications, delivery and receipt of all IBM and MTC Deliverable Items, performance of responsibilities, milestones, Tasks, development schedules, and acceptance dates and criteria; and in the case of the Technical Coordinator for MTC, the collection of design data from MTC, verifying its adherence to all IBM design rules delivered to MTC by IBM;

IBM/MTC CONFIDENTIAL

6.1.3 identifying new IBM and MTC technical goals related to the Tasks, prioritizing such goals and approving desired changes to the statement of work;

6.1.4 approving any change to work, including extensions of time which do not affect payment due under Section 3.2 or the term of this Agreement;

6.1.5 establishing the initiation date of a Task and advising the other Party's Technical Coordinator in writing of the completion of a Task;

6.1.6 communicating, for each item delivered by one Party to the other Party, whether such item meets any applicable acceptance criteria;

6.1.7  reviewing current progress reports;

6.1.8  coordinating Wafer shipments from IBM to MTC pursuant to Section 2.3;

6.1.9 communicating together on a regular basis to satisfy their obligations hereunder and preparing minutes of each meeting; such meetings shall be subject to mutual agreement in terms of frequency, location, participants, etc., and each Party shall bear its related costs; and

6.1.10 managing the proper exchange of Information pursuant to Section 8.4.

All the above-listed actions or decisions shall be duly recorded in a document by each Technical Coordinator. If the Technical Coordinators are unable to reach a unanimous decision on any of the above-listed matters, they will promptly refer such matter to the following contact executives:


     For IBM:                                    For MTC
      Ms. Chris King                                 Dr. Richard Nottenburg
      Vice President, Wired Communications           President
      Drop 92X                                       300  Atrium Drive
      1580 Route 52                                  Somerset, NJ 08873
      Hopewell Junction, NY 12533                    Phone (732)-537-3700
      Phone 914-892-5610                             Fax: (732) 805-9177
      Fax:(914)892-5542

6.2  Technical Coordinators
     ----------------------

     The Technical Coordinators for the Parties are:

          For IBM:                   For  MTC:

IBM/MTC CONFIDENTIAL

       Jack Taylor                           Bill Reinisch
       IBM Microelectronics Division         300 Atrium Drive
       1000 River Street                     Somerset, NJ 08873
       Department WZ4A 29                    Phone: (732) 537-3747
       Essex Junction, VT 05452              Fax: (732) 537-9177
       Tel: (802) 769-6923                   E-mail: breinisch@mltc.com
       Fax: (802) 769-9731
       E-mail: jacktayl@us.ibm.com


Each Party may change its Technical Coordinator at any time and from time to time during the term of this Agreement by notifying the Technical Coordinator for the other Party in writing at the designated address. Such change is effective upon receipt of the notice of change.

7.     TRADEMARK
       ---------

Nothing in this Agreement grants either Party any rights to use any trademark(s) or trade name(s), directly or indirectly, of the other Party in connection with any product, service, promotion or publication without prior written approval of the trademark owner.

8.     INTELLECTUAL PROPERTY RIGHTS AND CONFIDENTIALITY
       ------------------------------------------------


8.1    Copyrights, Mask Works Rights and Prototype or Product Designs
       --------------------------------------------------------------

8.1.1 MTC shall own all copyrights and Mask work rights associated with, and all circuitry and all Prototype design information generated by MTC in connection with, its performance of Tasks and with Prototypes, their design, development or manufacture, including but not limited to the MTC Deliverable Items subject to IBM's rights as specified in Section 8.2.2 of this Agreement.

8.1.2 IBM or its licensors shall own all copyrights associated with, and all circuitry design components furnished to MTC by IBM in connection with, its performance of Tasks and with Prototypes, their design, development or manufacture, including, but not limited to: (i) the IBM Deliverable Items; (ii) all base array layers; (iii) all IBM-furnished library elements (including without limitation, any megafunctions or macrocells); and (iv) all IBM-furnished modifications of any such library elements. IBM shall have custody of any Masks provided by MTC and any Masks made by or on behalf of IBM using tangible netlist tape(s), and tangible GDS2 tape(s) received from MTC hereunder, but shall use such tapes and any Masks made therefrom only to manufacture for the benefit of MTC. IBM shall own all copyrights associated with the

IBM/MTC CONFIDENTIAL

       Fabrication Process, including the IBM Deliverable Items developed by or on behalf of IBM and delivered to MTC under this Agreement.

8.2    Invention Rights
       ----------------

8.2.1 Representatives of IBM or MTC performing Tasks under this Agreement who make an Invention, whether solely or jointly with others, agree to make and shall promptly make a complete written disclosure to their employer for patent review of such Invention, in the normal course, specifically pointing out those features or concepts believed to be new or different.

       Each Party agrees to promptly submit to the other Party copies, marked as IBM Confidential Information or MTC Confidential Information, as the case may be, of any written disclosures pertaining to Joint Inventions submitted exclusively to it, which submissions shall be subject to the provisions of Section 8.3 of this Agreement. Also, MTC shall promptly submit to IBM copies of all written disclosures submitted exclusively to MTC relating to the Fabrication Process.

8.2.2 Each Invention, other than a Joint Invention, shall be the property of the Party whose Representatives made the Invention.

8.2.3 Joint Inventions shall be jointly owned, title to all patents issued thereon shall be joint, all expenses incurred in obtaining and maintaining such patents, except as provided hereinafter, shall be shared equally and each Party shall have the unrestricted right to license third parties thereunder without accounting to the other Party. In the event that one Party elects not to see patent protection for any Joint Invention in any particular country or not to share equally in the expense thereof with the other Party, the other Party shall have the right to seek or maintain such protection at its own expense in such country and shall have full control over the prosecution and maintenance thereof even though title to any patent issuing therefrom shall be joint.

8.2.4 Each Party shall give the other Party all reasonable assistance in obtaining patent protection and in preparing and prosecuting any patent application filed by the other Party, and shall cause to be executed assignments and all other instruments and documents as the other Party may consider necessary or appropriate to carry out the intent of this
       Section 8.2.

8.2.5 All MTC Inventions relating to the Fabrication Process shall be owned by MTC, subject to a worldwide, irrevocable, perpetual, nonexclusive, nontransferable, fully paid-up and royalty-free license which MTC hereby grants to IBM under all such Inventions. This license includes the right of IBM to make, have made, use, have used, lease, import, offer to sell, sell and/or otherwise transfer, any apparatus, and to practice and have practiced any method. This license further includes the right of IBM to sublicense third parties to do any or all of the foregoing. MTC agrees that for a period of five (5) years from the Effective Date of this Agreement, MTC shall treat such MTC Inventions relating to the Fabrication process as


IBM/MTC CONFIDENTIAL

       Confidential Information and shall not license such MTC Inventions relating to the Fabrication Process to any other entity.

8.2.6 No license, immunity or other right is granted herein to either Party, whether directly or by implication, estoppel or otherwise, with respect to any other patent, trademark, copyright, mask work, trade secret or other intellectual property right of the other Party,

8.3    Confidential Information:
       -------------------------

       8.3.1 For a period of seven (7) years from the date of disclosure of Confidential Information, the Receiving Party agrees to use the same degree of care and discretion to keep the Disclosing Party's Confidential Information confidential as it uses with its own similar information that it wishes to keep confidential. The Confidential Information received by a Receiving Party shall not be used for any purpose other than in connection with exercising the rights and licenses granted to it under this Agreement, subject to the obligation of confidentiality and subject to the terms and conditions of the licenses granted herein. Each Party agrees to inform its Representatives of the confidential nature of the other Party's Confidential Information, and each of such Representatives shall agree in writing to act in accordance with the terms and provisions of this Article 6. Each Receiving Party shall be responsible for any breach of this Agreement by any of its Representatives.

       8.3.1.1 Either Receiving Party may use the "Residuals" of the Disclosing Party's Confidential Information for any purpose, royalty-free, subject to the obligation of confidentiality. "Residuals" means the ideas, concepts, know-how and techniques, related to the Receiving Party's business activities, which are contained in the Disclosing Party's Confidential Information and retained in the unaided memories of the Receiving Party's employees who have had rightful access to the Disclosing Party's Confidential Information pursuant to this Agreement.

       8.3.2 The Receiving Party may disclose the Confidential Information of the Disclosing Party only to: the Receiving Party's Representatives on a need-to-know basis, subject to the requirements of Section 8.3.

       8.3.3 Notwithstanding any other provisions of this Agreement, the nondisclosure and use obligations specified herein shall not apply to any Confidential Information which:

       8.3.3.1 is already lawfully in the possession of the Receiving Party prior to being furnished the Receiving Party by the Disclosing Party, provided that the source of such information was not and does not become known, prior to disclosure, by the Receiving Party to be prohibited from disclosing the information to the Receiving Party by legal, contract or fiduciary obligation to the Disclosing Party;

IBM/MTC CONFIDENTIAL

     8.3.3.2 is independently developed by employees (without use of Confidential Information) of the Receiving Party or any of its Subsidiaries;

     8.3.3.2 becomes generally publicly available without breach of this Agreement;

     8.3.3.3 is rightfully received by the Receiving Party on a nonconfidential basis from a third party that is not known by the Receiving Party to be prohibited from disclosing the information to the Receiving Party by legal, contract or fiduciary obligation to the Disclosing Party;

     8.3.3.4 is released for disclosure by the Disclosing Party with its written consent; or

     8.3.3.6 is inherently and appropriately disclosed in the use, lease, marketing, sale, or other distribution of Prototypes, or Products, as the case may be and publicly available supporting documentation therefor by or for the Receiving Party or any of its Affiliates.

     8.3.4 Disclosure of Confidential Information shall not be precluded if such disclosure is:

     8.3.4.1 in response to a valid order of a court or other governmental body; provided, however, that the Receiving Party shall first promptly provide the Disclosing Party prompt notice of the order and provide the Disclosing Party the opportunity to make a commercially reasonable effort to obtain a protective order or other appropriate remedy; provided that if such protective order is not obtained, or if the Disclosing Party waives compliance with the provisions of this Section 8.3.4.1 in writing, the Receiving Party will furnish only that part of the Confidential Information that the Receiving Party is legally required to be so disclosed and the Receiving Party shall exercise its best commercially reasonable efforts to obtain reasonable assurance that confidential treatment will be accorded to the Confidential Information so disclosed; or

     8.3.4.2 otherwise required by law (prior to such disclosure, however, the Receiving Party will provide written notification to the Disclosing Party, signed by an executive of the Receiving Party, stating that the Receiving Party believes in good faith that the disclosure is required by law); or

     8.3.4.3 necessary to establish the Receiving Party's rights under this Agreement.

     8.3.4.5 If any Confidential Information falls under an exception set forth in Sections 8.3.4.1 through 8.3.4.6 the Receiving Party shall not disclose that the Disclosing Party hereto was the source of that Confidential Information.

     8.3.4.6 All Confidential Information not reasonably necessary or useful for the Receiving Party to exercise the rights and licenses granted in this Agreement shall be returned to the Disclosing Party or destroyed by the Receiving Party upon termination of this Agreement. Any

IBM/MTC CONFIDENTIAL
     oral Confidential Information shall continue to be kept confidential and subject to the terms of this Agreement.

9.   LIMITATION OF LIABILITY
     -----------------------

9.1 In no event shall either Party be liable to the other Party for incidental damages, lost profits, lost savings or any other consequential damages, regardless of whether the claim is for breach of contract, warranty, tort (including negligence), failure of a remedy to accomplish its purpose or otherwise, even if such Party has been advised of the possibility of such damages.

9.2 In no event shall either Party be liable to the other Party for actual damages resulting from any claim relating to this Agreement in excess of $ [*] regardless of the form of action, provided that this limitation will not apply to claims for bodily injury or damage to real property or tangible personal property for which the Party is legally liable.

9.3 Neither Party will be liable for any damages claimed by the other Party based on any third party claim.

10.  WARRANTIES
     ----------

10.1 Subject to Section 2.2, any item, including any products, services, information or technology furnished by one Party to the other Party, and any Wafers furnished by IBM to MTC, pursuant to this Agreement, are furnished on an "AS IS" basis without warranty of any kind

10.2 Neither Party warrants that any products, services or deliverable items provided to the other Party under this Agreement is free of infringement of third-party intellectual property rights.

10.3 THE FOREGOING WARRANTIES ARE LIMITED AND ARE IN LIEU OF ALL OTHER WARRANTIES EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS OR USEFULNESS FOR A PARTICULAR PURPOSE.

11.  TERMINATION
     -----------

11.1 Material Breach, Either Party Either Party may terminate this Agreement
     -----------------------------
for material breach of this Agreement by the other, provided that the Party in breach is given written notice of and fails to cure such breach within thirty
(30) days, or in the event:

     11.1.1 the other Party files a petition in bankruptcy, undergoes a reorganization pursuant to a petition in bankruptcy, is adjudicated a bankrupt, becomes insolvent, becomes dissolved or liquidated, files a petition for dissolution or liquidation, makes an assignment for the benefit of creditors, or has a receiver appointed for its business.

IBM/MTC CONFIDENTIAL


   Confidential materials omitted and filed separately with the Securities and
               Exchange Commission. Asterisks denote omissions.

11.2 Material Breach, IBM If IBM materially breaches this Agreement and the
     --------------------
Agreement is terminated by MTC pursuant to Section 11.1, then MTC's payment obligations pursuant to Section 3 due after the effective date of said termination shall cease.

11.3 Material Breach, MTC If MTC materially breaches this Agreement and the
     --------------------
Agreement is terminated by IBM pursuant to Section 11.1, MTC shall make all payments due or past due and payments associated with any work in progress, and IBM shall be entitled to retain all payments made by MTC.

11.4 IBM shall have the right to immediately terminate this Agreement by giving written notice of termination to MTC if MTC undergoes a Change of Control and MTC shall have the right to immediately terminate this Agreement by giving written notice of termination to IBM if the IBM Microelectronics Division undergoes a Change of Control.

11.5 Effect of Expiration or Termination Upon the earlier of MTC's written
     -----------------------------------
request or within a reasonable period of time (as solely determined by IBM) after expiration or termination of this Agreement, IBM will destroy all Masks fabricated by or on behalf of IBM, or provided by MTC to IBM, under this Agreement. Notwithstanding the above, if, MTC has not requested IBM to destroy the masks, and, in IBM's judgement there is a reasonable likelihood that any such Masks might be used by IBM to manufacture Product for MTC under a separate contract, to be negotiated between the Parties, then IBM may retain such Masks for such use and may then destroy such Masks within a reasonable period of time after expiration or termination of said separate contract.

Unless otherwise agreed to by the Technical Coordinators of Record, IBM will stop all work in process for MTC upon expiration or termination of this Agreement and deliver the same to MTC "AS IS".

12.  MISCELLANEOUS
     -------------

12.1 Nothing contained in this Agreement shall be construed as conferring any right to use in advertising, publicity or other promotional activities any name, trade name, trademark or other designation of any Party hereto (including any contraction, abbreviation or simulation of any of the foregoing); and each Party hereto agrees not to disclose to other than its Affiliates the existence of or the terms and conditions of this Agreement, except as required by law or government rule or regulation, without the express written consent of the other Party except as may be required by law or government rule or regulation, or to establish its rights under this Agreement; provided, however that if one Party is seeking to disclose such information for reasons not requiring written consent, then the Disclosing Party shall limit the disclosure to the extent required, shall allow the other Party, to review the information to be disclosed prior to such disclosure, and shall apply, where available, for confidentiality, protective orders, and the like. Such review under this Section shall not be construed to make the reviewing Party responsible for the contents of the disclosure, and the Disclosing Party shall remain solely responsible for such contents.


IBM/MTC CONFIDENTIAL

12.2 Nothing contained in this Agreement shall be construed as conferring on any Party any license or other right to copy the exterior design of any product of the other Party.

12.3 No license or immunity is granted by this Agreement by either Party to the other Party, either directly or by implication, estoppel, or otherwise, under any patent or other intellectual property right now owned or hereafter obtained, except as expressly provided herein.

12.4 Neither this Agreement nor any activities hereunder will impair any right of IBM or MTC to design, develop, manufacture, market, service or otherwise deal in, directly or indirectly, any products or services. Each Party may pursue activities independently with any third party even if similar to the activities under this Agreement.

12.5 Each Party is an independent contractor and is not an agent of the other Party for any purpose whatsoever. Neither Party will make any warranties or representations on the other Party's behalf, and it will not assume or create any obligation on the other Party's behalf.

12.6 IBM may, upon written notice to MTC, assign its rights or obligations to a third party without the prior written consent of MTC only in connection with a merger or a sale of all or substantially all of the assets of IBM relating to the subject matter of this Agreement. In all other instances, neither Party shall assign its rights or delegate or subcontract its obligations under this Agreement without prior written permission from the other Party and any attempt to do so without such permission shall be null and void.

12.7 Each Party will comply with all applicable federal, state and local laws, regulations and ordinances of the U.S. Government including, but not limited to, the regulations of the U.S. Government authorities relating to the export of commodities and technical data insofar as they relate to activities under this Agreement. Each Party agrees that Deliverables, design information, test results and any other technical data provided under this Agreement may be subject to restrictions under the export control laws and regulations of the United States of America, including but not limited to the U.S. Export Administration Act and the U.S. Export Administration Regulations. Neither Party shall export any design information or other technical data without appropriate government documents and approvals.

12.8 All monetary amounts that become due hereunder are in U.S. dollars.

12.9 This Agreement will not be binding upon the Parties until it has been signed herein below by or on behalf of each Party, in which event it shall be effective as of the date first written above. This Agreement and its Attachments constitute the entire agreement between the Parties with respect to the subject matter hereof and shall supersede all previous communications, representations, understandings and agreements, whether oral or written, between the Parties or any officer or representative thereof with respect to the subject matter of this Agreement. No amendment or modification of this Agreement shall be valid or binding upon the Parties unless made in writing and signed on

IBM/MTC CONFIDENTIAL
behalf of each Party by their respective representatives thereunto duly authorized. The requirement of written form may only be waived in writing.

12.10 Any waiver by either Party of any breach of, or failure to enforce at any time, any of the provisions of this Agreement, shall not be construed as or constitute a continuing waiver of such provision, or a waiver of any other provision of this Agreement, nor shall it in any way affect the validity of this Agreement or any part thereof, or the right of either Party thereafter to enforce each and every provision of this Agreement.

12.11 If any provision of this Agreement is found by competent authority to be invalid, illegal or unenforceable in any respect for any reason, the availability, legality and enforceability of any such provision in every other respect and the remainder of this Agreement shall continue in effect so long as it still expresses the intent of the Parties. If it no longer expresses the intent of the Parties, the Parties will negotiate a satisfactory alternative to such provision; if, after reasonable efforts, such alternative cannot be found, this Agreement shall be terminated.

12.12 This Agreement and all exhibits or attachments hereto shall be executed in English, and such English text shall prevail over any translation thereof. All notices referred to hereunder shall also be written in English, or joined to an English translation made under the sender's responsibility and at its cost, which English translation shall then prevail over the corresponding original, each Party being entitled to disregard any document sent under this Agreement in any language other than English.

12.13 No action, regardless of form, arising out of this Agreement may be brought by either Party more than [*] years after the later of the date the cause of action has arisen or termination of this Agreement, except with respect to a claim for payment.

12.14 Either Party hereto shall be excused from the fulfillment of any obligation under this Agreement with the exception of payment obligations for so long as and to the extent such fulfilment may be hindered or prevented by any circumstance of force majeure, such as but not limited to, acts of God, war whether declared or not, riot, lockout, fire, shortages of materials or transportation, power failures, national or local government regulations, or any other circumstances outside its control.

12.15 Headings used in this Agreement are for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of this Agreement. References to any given section of this Agreement are intended by the Parties to include any subsections of such section.

12.16 This Agreement may be executed in two (2) counterparts, each of which shall deemed an original, but both of which together shall constitute one and the same agreement.

                  ARTICLE 13 - GOVERNING LAW AND JURISDICTION
                  -------------------------------------------


IBM/MTC CONFIDENTIAL


   Confidential materials omitted and filed separately with the Securities and
               Exchange Commission. Asterisks denote omissions.

This Agreement shall be construed, and the legal relations created herein between the Parties shall be determined, in accordance with the laws of the United States of America and, specifically, the State of Delaware, as if said agreement were executed in, and to be fully performed within, the State of Delaware. Any proceeding to enforce or to resolve disputes relating to this Agreement shall be brought before a court of competent jurisdiction in the United States. In any proceedings no Party shall assert that such a court lacks jurisdiction over it or the subject matter of the proceeding. The Parties hereby expressly waive any right to a jury trial and agree that any proceeding hereunder shall be tried by a judge without a jury.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

INTERNATIONAL BUSINESS MACHINES                     MULTILINK (TECHNOLOGY CORPORATION
CORPORATION

By: /s/ Christine King                              By: /s/ Richard N. Nottenburg
   -----------------------------------                 -------------------------------------
Name: Christine King                                Name: Richard N. Nottenburg
     ---------------------------------                   -----------------------------------
Title: VP Networking and Optical Communications     Title:  President and CEO
      --------------------------------                    ----------------------------------
Date:   5/18/00                                     Date:  May 12, 2000
      --------------------------------                    -----------------------------------


IBM/MTC CONFIDENTIAL

                                 ATTACHMENT A
                                 ------------

                          (A&MS Design Kit License)

This IBM Design Kit License ("Attachment A") is an attachment to the Silicon-Germanium Development Agreement ("Agreement"), dated as of March 31, 2000 between International Business Machines Corporation ("IBM") and Multilink Technology Corporation ("MTC), (collectively the "Parties") and sets forth the terms and conditions applicable to the IBM Design Kit, as defined below.

The Parties agree that the following terms and conditions will apply to any IBM Design Kit provided to MTC under the Agreement. Capitalized terms used herein that are not herein defined shall have the meaning set forth in the Agreement.

The IBM Design Kit is licensed and not sold. IBM retains all the right and title to all copies of any IBM Design Kit provided to MTC and any copy that MTC makes.

The term "IBM Design Kit" includes the following information and materials as may be listed in a separate document accompanying the IBM Design Kit:

 .  design automation software, and related support documentation (individually and collectively "ASIC Tool Kit");
 . design-tool specific logical and physical design data and design rules (e.g., NDR, EDIF, GL/1, or GDS2 models) for all library and data path elements, macros, hard cores, soft cores, synthesizable cores, and MTC Licensed
   Products of such soft cores and synthesizable cores, and related support documentation (individually and collectively "ASIC Model Kit"); materials sent to MTC separately as documented in one or more Addendum's to the IBM Design Kit License ("Addendum"); and
 . machine-readable and printed related materials, including training materials, and listings as may be provided by IBM to MTC under this Agreement.

The "IBM Design Kit" includes all copies and derivatives of such IBM Design Kit; and may include information, materials, and/or designs owned or provided by third parties, including but without limitation SSM. The "IBM Design Kit" also includes any semiconductor manufacturing process information and any semiconductor packaging information delivered to MTC pursuant to the Agreement.

"SSM" shall mean Swift Simulation Models or any portion which is an output of a Verilog Foundry Model tool (a Synopsys, Inc. product).

"Use", when referring to the machine-readable portion of the IBM Design Kit, means copying any portion of the IBM Design Kit into a machine for processing, transmitting it to a machine for processing, or performing such processing; and when referring to the printed portion of the IBM Design Kit, means use solely in furtherance of the Licensed Use set forth below.

LICENSE

IBM/MTC CONFIDENTIAL

The IBM Design Kit is provided to MTC as an IBM customer solely for MTC's Use. Under IBM's intellectual property rights in the IBM Design Kit, (including know-how, trade secrets, and other information, copyrights and mask works, but excluding patents, trademarks and trade names), IBM hereby grants to MTC a non-exclusive, non-transferable, revocable, limited license to use, perform, display, and make copies of the IBM Design Kit, solely and exclusively in accordance with this Agreement.

MTC may:

   . use the IBM Design Kit only for purposes of(i) conducting an evaluation of the IBM Design Kit solely for the purpose of determining whether or not to carry out the design activities of (ii) below, and/or (ii) designing MTC Prototypes to be manufactured solely by IBM (both(i) and (ii) collectively referred to hereafter as "Licensed Use");
   . create MTC Prototypes of any soft cores or synthesizable cores provided to MTC as part of an ASIC Model Kit, solely for the purpose of creating a derivative design to be included in MTC Prototypes to be manufactured solely by IBM; and
   . copy or translate the IBM Design Kit's machine-readable portion into any machine-readable or printed form to provide sufficient copies only to support MTC's Licensed Use as well as reasonable storage and backup of the IBM Design Kit, and copy the printed related materials to support MTC's Licensed Use.

MTC may not

   . reverse assemble or reverse compile any portion of any machine-readable representation of the IBM Design Kit elements without IBM's prior written consent;
   . create any derivatives of the IBM Design Kit other than the derivative soft cores or synthesizable cores as set forth above; nor . sublicense, lease, or otherwise distribute the IBM Design Kit to any other persons, including other licensees, without IBM's prior written consent.

MTC acknowledges that IBM retains all ownership rights in and to the intellectual property licensed pursuant to this Attachment A, and that no license, immunity, or other right is hereby granted under any IBM intellectual property rights, express or implied, other than as specifically set forth herein.

SUPPORT AND SUBSEQUENT RELEASES

IBM may provide support to MTC by answering reasonable technical questions MTC may have regarding the IBM Design Kit. Such support is not applicable to any derivative soft cores or synthesizable cores MTC creates pursuant to this Attachment. All such questions should be coordinated through the IBM contact person designated by IBM for this purpose.

IBM/MTC CONFIDENTIAL

IBM may make a subsequent IBM Design Kit release available to MTC for MTC's Licensed Use. While MTC may continue Licensed Use of a previous release, IBM may not continue support for previous releases of the IBM Design Kit.

PROTECTION AND SECURITY, CONFIDENTIALITY

Any information required to be exchanged in connection with the performance of this Agreement which either party desires to have treated as confidential shall be exchanged and treated in accordance with the terms and conditions of Section X of the Agreement.

Notwithstanding the foregoing, MTC agrees that any logical and physical design data, design rules, macros, hard cores, soft cores, synthesizable cores, MTC's derivatives of such soft cores and synthesizable cores, and training materials supplied to MTC by IBM are IBM Confidential, and MTC agrees to protect such information and materials for seven (7) years from the date of disclosure to MTC as provided in Section X of the Agreement.

MTC agrees to use the training materials provided by IBM with the IBM Design Kit only for MTC's internal training requirements and for those Respresentatives who require training in order to carry out MTC's Licensed Use. The training materials shall not be used to train any other third party in the use and operation of the IBM Design Kit.

MTC agrees that SSM and information in SSM provided under this Agreement may contain or be derived from information or portions of materials owned or provided by a third party supplier, and shall be treated as IBM Confidential. MTC acknowledges and agrees that Synopsys as such a third party supplier is an intended third party beneficiary of this Agreement, having all the rights to enforce the terms and conditions of this Agreement that govern the use and protection of Synopsys' intellectual property rights contained in the SSM.

MTC agrees that it will not make IBM Confidential materials available to any third party. In addition, MTC agrees to take the following precautions with respect to the IBM Design Kit components licensed under this Agreement:

 . MTC will take appropriate action, by instruction, agreement or otherwise, with any persons permitted access to any IBM Design Kit, to satisfy its obligations under this Attachment.
 . MTC will reproduce and include the copyright notices and any other legend on all copies, modifications or portions merged into any other IBM Design Kit; no such copyright notices, legend, or other marking or in any materials distributed under this Attachment shall be tampered with or removed from any licensed item, and
 . MTC will ensure, before disposing of any media, that the IBM Design Kit or any portion contained thereon has been erased or destroyed.

For purposes specifically related to MTC's Licensed Use of the IBM Design Kit, MTC may make the IBM Design Kit available to any of the following: (1) its Affiliates; (2) Representatives off MTC or MTC Affiliates; (3) Subcontractors of MTC or its Affiliates; and (4) IBM's Representatives (a) during the period they are

IBM/MTC CONFIDENTIAL
on MTC's premises, or (b) whom MTC authorizes to have remote access to the IBM Design Kit. For purposes of this paragraph, "Subcontractors" shall mean, and shall be limited to, those persons who are contractually engaged full time on a temporary basis by MTC to perform the same semiconductor device design services as MTC's regular employees who have rightful access to the IBM Design Kit(s) hereunder and who perform such services only on the premises of MTC or its Affiliates.

Before making the IBM Design Kit available, all such employees, Affiliates, and Subcontractors must be obligated to protect the IBM Design Kit(s) according to a prior written agreement of confidentiality with MTC having terms which are no less restrictive than set forth herein.

TERM

The license granted herein is effective for so long as the Agreement is in effect. Upon termination or expiration of the Agreement, the licenses set forth herein shall terminate. MTC agrees upon such termination to destroy (and certify to such destruction) the IBM Design Kit together with all elements (including
SSM), copies, modifications and merged portions in any form.



IBM/MTC CONFIDENTIAL

                                 Attachment B
                                 ------------
                             (RIT and MPW Charges)


    Year 2000 charges RIT and MPW's (200mm wafers, wire bond)

     [*]
          RIT:
          3LM: $ [*]
              4LM: $ [*]
              5LM: $ [*]
              C4:  $ [*] additional charge
              RITB mask Charges: $ [*]/mask
              RITB one time engineering charges: $ [*]
          MPW:

              5LM: $ [*]

         Target Cycle Time: [*]

    BiCMOS 7HP
          RIT:

              4LM: $  [*]
              5LM: $  [*]
              C4:  $  [*] additional charge
              RITB mask Charges: $[*] /mask
              RITB one time engineering charges: $ [*]
          MPW:

               5LM: $ [*]


          Target Cycle Time:  [*]

         [*] and Follow-on [*] Process Prices to be determined at a later time



IBM/MTC CONFIDENTIAL

  Confidential materials omitted and filed separately with the Securities and
               Exchange Commission. Asterisks denote omissions.

Page 27